Exhibit 10.7
Execution Version

INVESTMENT MONITORING AGREEMENT

THIS INVESTMENT MONITORING AGREEMENT (this “Agreement”), dated as of September 16, 2009, is entered into by and between CAPRIUS, INC., a Delaware corporation (the “Company”), and Vintage Capital Group, LLC, a Delaware limited liability company (together with its successors and assigns, “Investor”).  Capitalized terms not defined herein shall have the same meaning ascribed to them in the Securities Purchase Agreement (as defined below).

R E C I T A L S

A.           Investor has agreed to enter into that certain Securities Purchase and Sale Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which Investor has agreed, among other things, to purchase the Note, upon the terms and conditions set forth in the Securities Purchase Agreement.  Investor desires to monitor its investment in the Note pursuant to the terms and conditions set forth herein.

B.           The Company acknowledges Investor’s desire to monitor such investment in the Note, and the Company desires to have the benefits to be derived from Investor’s review of the Company’s financial condition and performance as provided in this Agreement, including, without limitation, the benefits of establishing an Operating Committee as provided herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Term.  This Agreement shall terminate on the earliest to occur of the following:

(a)           the date upon which Investor, together with its Affiliates, collectively own less than 10% of the outstanding principal amount of the Note (including the outstanding principal amount of any PIK Notes issued or deemed issued under the Note); or

(b)           notice from Investor that it desires to terminate this Agreement;

provided, however, that the termination of this Agreement shall not affect in any way the Company’s obligation to pay any fees payable to Investor in consideration of the services provided hereunder as set forth in a separate agreement between the Company and Investor, to the extent any such obligation is independent of this Agreement or arose prior to such termination, or its obligation to indemnify Investor or any of its employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives pursuant to Section 5 hereof or under any other agreement or arrangement or the terms of its organizational or governing documents.

2.           Investment Monitoring Activities.  The Company hereby establishes an Operating Committee (the “Operating Committee,”) which shall at all times be comprised of two representatives of the Company, initially, Dwight Morgan and Jonathan Joels, and two representatives selected by Investor, initially, Mark Sampson and Tom Webster.  The Operating Committee shall not constitute a committee designated by the Board of Directors of the Company pursuant to the Company’s Bylaws or Section 141 of the Delaware Corporations Code, and no such person shall have any authority in their capacities as a member of the Operating Committee to act in the name of or on behalf of the Company.  However, the Operating Committee shall have the right to make suggestions and to recommend actions to the Board of Directors of the Company (the “Board”) or to any committee of the Board, either in writing or by attending, through a representative, a meeting of the Board or such committee.  Within five (5) Business Days of the delivery of the financial information required pursuant to the terms of the Securities Purchase Agreement, and, if circumstances warrant, at other times during normal business hours as Investor may reasonably request, the Operating Committee shall meet to discuss such information and to review the Company’s performance.  The financial officers of the Company and other members of senior management, as required, shall be available at each meeting of the Operating Committee to review the financial information and discuss other matters.  Meetings may be conducted by telephone or other means of simultaneous communication so long as each of the persons attending can hear each of the other persons attending the meeting.

3.           Additional Services.  With a view towards enhancing the operating performance of the Company and obtaining the return on investment sought by Investor, the Operating Committee shall, among other things:

(a)           review the Company’s annual operating and capital budget;

(b)           analyze budgeted versus actual performance;

(c)           review strategic planning for the Company;

(d)           analyze working capital management;

(e)           review cash flow performance in relationship to the Company’s financial arrangements;

(f)           monitor compliance with all outstanding financial obligations; and

(g)           review operating expenses.

The Operating Committee also shall consider such additional matters concerning the operations of the Company as the Company shall deem advisable and reasonably request from time to time.

4.           Other Monitoring Activities.  During the term of this Agreement, the Company shall provide Investor’s representatives on the Operating Committee with any financial or other information reasonably requested by such Investor representatives.  Additionally, the Company shall make available to Investor’s representatives on the Operating Committee an opportunity to meet in person with officers, directors and other employees of the Company and its Subsidiaries upon reasonable request, and to conduct telephonic conferences with Investor’s representatives after the Company delivers any information reports under the Securities Purchase Agreement; provided, that, in each case, the parties hereby agree that in person meetings of the Operating Committee shall take place on a more frequent basis than monthly if reasonably requested by Investor or its representatives where, in Investor’s or its representatives’ determination, the circumstances warrant, taking into account the Company’s and its respective Subsidiaries’ performance or pending transactions.  The Company will provide Investor’s representatives on the Operating Committee electronic copies of management reports regularly received by the Chief Executive Officer or President of the Company to the extent Investor may reasonably request.  In addition, Investor’s representatives on the Operating Committee shall be authorized to meet with the Company’s lenders at any reasonable time during normal business hours and from time to time.

5.           Indemnification.  If Investor becomes involved in any capacity in any claim, action, proceeding or investigation brought by or against any person or entity in connection with any matter involving this Agreement, the Operating Committee or Investor’s (or its Affiliates) role in monitoring any investment in the Company, the Company shall indemnify and hold Investor and its employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives harmless from and against any and all costs, expenses, fees, liabilities, claims, damages and losses, including attorneys’ fees and the cost and expenses of any investigation and preparation, incurred in connection therewith (“Losses”) to the maximum extent permitted by law.  If for any reason the foregoing indemnification is not available for any reason or is not sufficient to hold Investor and its respective employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives harmless, then the Company and/or Parent shall contribute to the amount of all costs, expenses, fees, liabilities, claims, damages and losses paid or payable by Investor or its respective employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives, in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and Investor, on the other hand, but also the relative fault of each, as well as any other equitable considerations, including the extent to which any such Losses are determined by a court of competent jurisdiction in a final, non-appealable judgment to have arisen from an act or omission by Investor that constitutes a material and willful breach by Investor of this Agreement.  The Company’s reimbursement, indemnity and contribution and compensatory obligations shall be in addition to any liability or obligations the Company may otherwise have at law or under any other agreement, and such obligations shall extend, upon the same terms, to all of Investor’s employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives.  This Section 5 shall survive indefinitely the termination of this Agreement.

6.           Confidentiality.  Other than in accordance with Section 14.6 of the Securities Purchase Agreement and as set forth below, Investor shall keep confidential any confidential and proprietary information regarding the Company provided to it by the Company during the performance of the monitoring activities hereunder and shall not trade on or use any such information except in connection with monitoring its and its Affiliates’ investment in the Company; provided, however, that Investor may disclose, trade on or use, as applicable, any such information:

(a)           to any of Investor’s employees, officers, partners, Affiliates, agents, attorneys, accountants and representatives;

(b)           upon the order of any court or administrative agency or as otherwise required by law;

(c)           upon the request, order or demand of a governmental or administrative agency to provide information to it;

(d)           that is in the public domain by reason of prior publication not attributable to any act or omission of Investor or its respective employees, officers, partners, Affiliates, agents, attorneys, accountants and representatives; and

(e)           in connection with the exercise of any remedy under the Securities Purchase Agreement or any other agreement to which Investor is a party.

Investor acknowledges that, to the extent any of the Company’s securities are at any time publicly traded, possession of the information obtained pursuant to this Agreement may constitute the possession of material non-public information and the possession of that information or the use restriction set forth herein may preclude Investor from buying or selling such publicly traded securities.

Notwithstanding anything in this Section 6 to the contrary, any use and trading restrictions set forth herein shall in no event apply to the purchase or sale by Investor or its Affiliates of the Warrant, any preferred stock of the Company, or any common stock of the Company pursuant to a tender offer by Investor or its Affiliates for all or substantially all of the common stock of the Company.

7.           Non-Exclusive.  Nothing in this Agreement shall restrict Investor or any person affiliated with it from any other activity, including, without limitation, the providing of services similar to those provided to the Company hereunder to other persons or entities.

8.           Fees and Expenses.  During the term of this Agreement, the Company shall pay to Investor an investment monitoring fee of $50,000 per annum, payable monthly, and shall reimburse Investor for all fees, expenses and costs incurred by Investor (including, without limitation, by Investor’s employees, officers, partners, principals, Affiliates, agents, attorneys, accountants and representatives) and Investor’s representatives on the Operating Committee in connection with monitoring Investor’s investment in the Company in accordance with the provisions hereof, including, without limitation, travel expenses incurred in connection with attending meetings of the Operating Committee.

9.           Modification.  No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto.

10.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile or PDF signatures delivered hereunder shall be deemed original signatures.

11.           Governing Law.  In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

12.           Dispute Resolution.  The dispute resolution procedures in the Securities Purchase Agreement shall apply to all disputes arising hereunder (including those relating to payment of costs associated with any dispute), and such procedures are incorporated in this document by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Monitoring Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

COMPANY: CAPRIUS, INC., a Delaware corporation

By:	/s/Dwight Morgan
Name: Dwight Morgan Title: Chief Executive Officer

INVESTOR: VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company

By:	/s/Fred C. Sands
Name: Fred C. Sands Title: Chairman

[SIGNATURE PAGE TO INVESTMENT MONITORING AGREEMENT]